POWER OF ATTORNEY

The undersigned directors of EWM Cayman Ltd. hereby appoint Robert P. Morse and/or Michael R. Linburn, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of Wall Street EWM Funds Trust, and its series, as an investment company under the Investment Company Act of 1940, as amended (the “Act”) and the registration of the securities of the Trust and its series under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority.  Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in multiple counterparts.

The undersigned directors of EWM Cayman Ltd. hereby execute this Power of Attorney as of this 21st day of June, 2011.

Name	Title
/s/ John J. Rendinaro John J. Rendinaro	Director
/s/ Dianna C. Caban Dianna C. Caban	Director